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                    General American Life Insurance Company

                               Power of Attorney

                                Anne M. Belden
                            Vice President, Finance

   KNOW ALL MEN BY THESE PRESENTS, that I, Anne M. Belden, Vice President, Finance of General American Life Insurance Company, a Missouri company, do hereby appoint Michele H. Abate, John E. Connolly, Jr. and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with:

.. General American Separate Account Two (Individual Variable Annuity File
  No. 002-39272),

.. General American Separate Account Eleven (Variable Life 100 File
  No. 033-84104, Variable General Select Plus and Russell Select File
  No. 033-48550, Variable Life 95 File No. 033-10146, Joint and Last Survivor Variable Life File No. 333-53673, Executive Benefit File No. 333-64216, Destiny File No. 333-83625, Variable Life 98/00 File No. 333-53477, American Vision Series VUL 2002 File No. 333-73672),

.. General American Separate Account Twenty-Eight (Variable Annuity File
  No. 033-54772),

.. General American Separate Account Twenty-Nine (Variable Annuity File
  No. 033-54774),

or any other separate accounts for variable contracts of said Company created in the future, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

   IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of March, 2011.

                                          /s/ Anne M. Belden
                                          -----------------------
                                            Anne M. Belden